EXHIBIT NO. 99.(i) 2

LEGAL OPINION CONSENT

I consent to the incorporation by reference in this Post-Effective Amendment No. 87 to the Registration Statement (the “Registration Statement”) of MFS® Series Trust XIII (the “Trust”) (File Nos. 2-74959 and 811-3327), of my opinion dated June 27, 2017, appearing in Post-Effective Amendment No. 65 to the Trust’s Registration Statement, which was filed with the Securities and Exchange Commission on June 27, 2017.

 BRIAN E. LANGENFELD

 Brian E. Langenfeld

 Vice President and Managing Counsel

Boston, Massachusetts

June 27, 2024